EXHIBIT 3.1 ARTICLES OF INCORPORATION AND ARTICLES OF
AMENDMENT
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                  ARTICLES OF INCORPORATION
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                           OF
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         STRATEGIC INFORMATION MANAGEMENT INCORPORATED
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     The undersigned incorporator hereby forms a corporation
under Chapter 607 of the laws of the State of Florida.
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                     ARTICLE I.   NAME
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     The name of the corporation shall be:
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          STRATEGIC INFORMATION MANAGEMENT INCORPORATED
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The address of the principal office of this corporation
shall be 660 Madison Avenue, New York, New York 10021 and
the mailing address of the corporation shall be the same.
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               ARTICLE II.   NATURE OF BUSINESS
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     This corporation may engage or transact in any or all
lawful activities or business permitted under the laws of
the United States, the State of Florida or any other state,
country, territory or nation.
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                 ARTICLE III.   CAPITAL STOCK
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     The maximum number of shares of stock that this
corporation is authorized to have outstanding at any one
time is 50,000,000 shares of common stock having $0.0001 par value per share, and 10,000,000 shares of preferred stock.
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                 ARTICLE IV.   REGISTERED AGENT
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     The street address of the initial registered office of
the corporation shall be 1201 Hays Street, Tallahassee,
Florida 32301, and the name of the initial registered agent
of the corporation at that address is Corporation Service
Company.
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                  ARTICLE V.  TERM OF EXISTENCE
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     This corporation is to exist perpetually.
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                   ARTICLE VI.  INCORPORATOR
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     The name and street address of the incorporator to
these Articles of Incorporation:
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                  Corporation Service Company
                  1201 Hays Street
                  Tallahassee, Florida 32301
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     The undersigned incorporator has executed these
Articles of Incorporation on September 15, 1997.
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                               /S/   Karen B. Rozar
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                               Its Agent, Karen B. Rozar
                               Incorporator
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                 ARTICLES OF AMENDMENT
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                          TO
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               ARTICLES OF INCORPORATION
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     ARTICLES I, III AND VII of the Articles of
Incorporation of STRATEGIC INFORMATION MANAGEMENT
INCORPORATED shall be amended to read as follows:
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                       ARTICLE I.  NAME
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     The name of the corporation shall be:
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      STRATEGIC INFORMATION MANAGEMENT INCORPORATED
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The address of principal office of this corporation shall be
4255 Route 9, Suite D, Freehold, New Jersey, 07728, and the
mailing address of the corporation shall be the same.
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                   ARTICLE III. CAPITAL STOCK
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     The maximum number of shares of stock that this
corporation is authorized to have outstanding at any one
time is 50,000,000 shares of common stock having .0001 par
value per share and 10,000,000 shares of preferred stock
having .0001 par value per share.
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                 ARTICLE VII.  DIRECTORS
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     All corporate powers shall be exercised by or under the
authority of, and the business and affairs of the
corporation managed under the direction of its Board of
Directors, subject to any limitation set forth in these
Articles of Incorporation.  This corporation shall have one
Director, initially.
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The names and addresses of the initial members of the Board of Directors are:
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William H. Luckman           4255 Route 9, Suite D
Dir.                         Freehold, New Jersey 07728
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     All other paragraphs and articles of the Articles of
Incorporation shall remain unchanged.
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     The foregoing amendment was adopted by the Incorporator
without shareholder action because shareholder action was not required.
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     The forgoing amendment was adopted on the 18th day of
September, 1997.
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                              Corporation Service Company
                              /s/    Gail Shelby
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                              By: Its Incorporator
                              Its Agent, Gail Shelby
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                 ARTICLES OF AMENDMENT
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                          TO
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               ARTICLES OF INCORPORATION
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Pursuant to the provision of Chapter 607, Florida Statutes
the undersigned corporation adopts the following articles of amendment to its articles of incorporation.
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FIRST:     The name of the corporation is:
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      STRATEGIC INFORMATION MANAGEMENT INCORPORATED
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SECOND:     The following amendment(s) to the articles of
incorporation was (were) adopted by the corporation:
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   The name of the corporation shall be:
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                EUROSOFT CORPORATION
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THIRD:   The amendment(s) was (were) adopted by the Board of
Directors on the first day of June, 1998.  Shareholder
approval was not required.
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Dated:
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                             /s/ William H. Luckman
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                             William Luckman - Director
STATE OF
COUNTY OF
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Before me, the undersigned authority, personally appeared
William Luckman to me well known to be the person(s) who
executed the foregoing articles of amendment to the articles of incorporation and acknowledged before me, according to
law, that he/she made and subscribed the same for the
purposes therein mentioned and set forth.
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IN WITNESS WHEREOF, I have hereunto set my hand and seal
this 4th day of June, 1998.
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                            /s/ Stacie Lee Coppens
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                            Notary Public